Exhibit 10.15

INDEPENDENT CONTRACTOR AGREEMENT

THIS AGREEMENT is made as of the 1st day of August, 2014

BETWEEN:

BRAZIL POTASH CORPORATION, a body corporate duly incorporated under the laws of Ontario, Canada, and having an office at 65 Queen Street West, Suite 805, Toronto, Ontario, M5H 2M5

(hereinafter called the “Company”)

OF THE FIRST PART

AND:

RYAN PTOLEMY, an individual with an address of

(hereinafter called the “Consultant”)

OF THE SECOND PART

FOR VALUABLE CONSIDERATION, it is hereby agreed as follows:

1. The Consultant shall provide consulting services to the Company (and/or such subsidiary or subsidiaries of the company as the Company may from time to time require) in the capacity of Chief Financial Officer or in such other consulting capacity or capacities as may from time to time be determined by resolution of the Board of Directors of the Company and shall perform such duties and exercise such powers as may from time to time be determined by resolution of the Board of Directors, as an independent contractor.

2. The term of this Agreement shall commence on the date hereof and continue on a month- to-month basis, subject to the termination provisions herein.

3. The base fee for the Consultant’s services hereunder shall be at the rate of $5000.00 per month (the “Base Fees”), subject to annual review, plus applicable goods and services tax, together with any such increments thereto and bonuses as the Board of Directors of the Company may from time to time determine, payable in equal monthly amounts in advance on the first business day of each calendar month.

4. The Consultant shall be entitled to participate in the following benefit plans at the expense of the Company: Group Life Insurance Plan; Accidental Death & Dismemberment Plan; Long Term Disability Plan; Extended Health Care and Dental Care Plan. In the event that the Company discontinues any of the aforementioned benefit plans, the Consultant hereby acknowledges that the Company, in connection with said discontinuance, shall not be liable in any manner whatsoever to the Consultant.

5. The Consultant shall be responsible for:

a.	the payment of income taxes and goods and services tax remittances as shall be required by any governmental entity with respect to fees paid by the Company to the Consultant;

b.	maintaining proper financial records of the Consultant, which records will detail, amongst other things, expenses incurred on behalf of the Company; and

c.

obtaining all necessary licenses and permits and for complying with all applicable federal, provincial and municipal laws, codes and regulations in connection with the provision of services hereunder and the Consultant shall, when requested, provide the Company with adequate evidence of compliance with this paragraph.

6. The terms “subsidiary” and “subsidiaries” as used herein mean any corporation or company of which more than 50% of the outstanding shares carrying voting rights at all times (provided that the ownership of such shares confers the right at all times to elect at least a majority of the Board of Directors of such corporation or company) are for the time being owned by or held for the Company and/or any other corporation or company in like relation to the Company and include any corporation or company in like relation to a subsidiary.

7. During the term of this Agreement, the Consultant shall provide the consulting services to the Company, and the Consultant shall be available to provide such services to the Company in a timely manner. The Consultant may perform other services for and on behalf of third parties if and only if: (i) The Consultant provides written notice, in a timely manner, advising the Company as to the nature of the services being contemplated; and (ii) the performance of the services does not affect the performance of the Services provided by the Consultant or responsibilities and obligations under this Agreement.. Without limiting the generality of the foregoing, the Consultant shall immediately advise the Company, in writing, of any potential conflict of interest, and for the purposes of this Agreement, the term “conflict of interest” shall include, without limitation, performing services for a competitor of the Company.

8. The Consultant shall be reimbursed for any pre-approved travel and other business expenses actually and properly incurred on behalf of the Company or the specific company to which the Consultant is seconded, as the case may be, in connection with the duties hereunder. For all such expenses the Consultant shall furnish to the Company or the specific company to which the Consultant is seconded, as the case may be, an itemized invoice, detailing the expenses incurred, including receipts for such expenses on a monthly basis, and the Company or the specific company to which the Consultant is seconded, as the case may be, will. reimburse the Consultant within fourteen (14) days of receipt of the Consultant’s invoice for all appropriate invoiced expenses. In addition, the Company shall provide travel insurance and medical insurance to cover the consultant during all international travel performed by the Consultant for the Company. It shall be the sole responsibility of the Consultant to procure such insurance.

9. The Consultant shall not, either during the continuance of this contract or at any time thereafter, disclose the private affairs of the Company and/or its subsidiary or subsidiaries, or any secrets of the Company and/or subsidiary or subsidiaries, to any person other than the Directors of the Company and/or its subsidiary or subsidiaries or for the Company’s purposes and shall not (either during the continuance of this Agreement or at any time thereafter) use, for the Consultant’s own purposes or for any purpose other than those of the Company, any information the Consultant may acquire in relation to the business and affairs of the Company and/or its subsidiary or subsidiaries. This obligation of confidentiality shall not apply to information that is publicly available prior to the date of this agreement and information that subsequently becomes publicly available other than through the Consultant’s breach of this agreement. In order to reflect the intentions of the parties, this obligation of Confidentiality shall survive the termination of this agreement.

10. The Company shall own and have the right and license to use, copy, modify and prepare derivative works of any of the Consultant’s Work Product (defined herein) generated by the services to be performed by the Consultant pursuant hereto as well as all pre-existing work product provided to the Company during the course of the engagement. Without limiting the generality of the foregoing, any opportunities developed by the Consultant during his engagement with the Company shall be for the sole benefit of the Company. In order to reflect the intentions of the parties, this obligation shall survive the termination of this agreement.

“Work Product” shall mean all intellectual property including trade secrets, copyrights, patentable inventions or any other rights in any programming, documentation, technology or other work product created in connection with the services to be performed by the Consultant pursuant hereto.

11. The Consultant shall well and faithfully serve the Company or any subsidiary as aforesaid during the continuance of this Agreement to the best of the Consultant’s ability in a competent and professional manner and use best efforts to promote the interests of the Company.

12. This Agreement may be terminated at any time for just cause without notice or payment in lieu of notice and without payment of any fees whatsoever either by way of anticipated earnings or damages of any kind by advising the Consultant in writing. Just cause shall be defined to include, but is not limited to the following:

a.	Fraud;

b.	Theft;

c.	Breach of fiduciary duties;

d.	Being guilty of bribery or attempted bribery; or

e.	Gross mismanagement.

Other than in the context of a Change in Control (as defined herein), the Company may terminate this Agreement without cause by making a payment to the Consultant that is equivalent to twelve (12) months Base Fees and a pro rata share of any bonuses that have been determined and.accrued to the date of termination but not paid, in the form of a lump sum payment, within thirty (30) days of the termination date. The Consultant may terminate this agreement by giving the Company three (3) months notice.

13. In the event that this Agreement is terminated for just cause, then at the request of the Board of Directors, the Consultant shall forthwith resign any position or office that the Consultant then holds with the Company or any subsidiary of the Company.

14. In the event that there is a Change in Control of the Company, either the Consultant or the Company shall have one year from the date of such Change in Control to elect to have the Consultant’s appointment terminated. In the event that such an election is made, the Company shall, within 30 days of such election, make a lump sum termination payment to the Consultant that is equivalent to 36 months Base Fees plus an amount that is equivalent to all cash bonuses paid to the Consultant in the 36 months prior to the Change in Control. Following a Change in Control all stock options granted to the Consultant shall be dealt with in accordance with the terms of the Company’s stock option plan however all stock options granted to the Consultant, but not yet vested, shall vest immediately. Similarly, following a Change in Control, all shares granted to the Consultant under the Company’s share compensation plan, but not yet vested, shall vest immediately.

“Change in Control” shall be defined as the acquisition by any person (person being defined as an individual, a corporation, a partnership, an unincorporated association or organization, a trust, a government or department or agency thereof and the heirs, executors, administrators or other legal representatives of an individual and an associate or affiliate of any thereof as such terms are defined in the Canada Business Corporations Act) of: (I) shares or rights or options to acquire shares of the Company or securities which are convertible into shares of the Company or any combination thereof such that after the completion of such acquisition such person would be entitled to exercise 50% or more of the votes entitled to be cast at a meeting of the shareholders of the Company; (2) shares or rights or options to acquire shares, or their equivalent, of any material subsidiary of the Company or securities which are convertible into shares of the material subsidiary or any combination thereof such that after the completion of such acquisition such person would be entitled to exercise 50% or more of the votes entitled to be cast a meeting of the shareholders of the material subsidiary; or (3) more than 50% of the material assets of the Company, including the acquisition of more than 50% of the material assets of any material subsidiary of the Company.

15. The services to be performed by the Consultant pursuant hereto are personal in character, and neither this Agreement nor any rights or benefits arising thereunder are assignable by the Consultant without the previous written consent of the Company.

16. The Consultant expressly agrees and represents that the services to be performed by the Consultant pursuant hereto are not in contravention of any non-compete or non-solicitation obligations by which the Consultant is bound.

17. The parties shall indemnify and save each other harmless from and against all claims, actions, losses, expenses, costs or damages of every nature and kind whatsoever which either party, including their respective officers, employees or agents may suffer as a result of the negligence of the other party in the performance or non-performance of this Agreement.

18. It is expressly agreed, represented and understood that the parties hereto have entered into an arms length independent contract for the rendering of consulting services and that the Consultant is not the employee, agent or servant or the Company. Further, this agreement shall not be deemed to constitute or create any partnership, joint venture, master-servant, employer- employee, principal- agent or any other relationship apart from an independent contractor and contractee relationship. Payments made to the Consultant hereunder shall be made without deduction at source by the Company for the purpose of withholding income tax, unemployment insurance payments or Canada Pension Plan contributions or the like.

19. Any notice in writing or permitted to be given to the Consultant hereunder shall be sufficiently given if delivered to the Consultant personally or mailed by registered mail, postage prepaid, addressed to the Consultant at the last residential address known to the Secretary of the Company. Any such notice mailed as aforesaid shall be deemed to have been received by the Consultant on the first business day following the date of mailing. Any notice in writing required or permitted to be given to the Company hereunder shall be given by registered mail, postage prepaid, addressed to the Company at the address shown on page 1 hereof. Any such notice mailed as aforesaid shall be deemed to have been received by the Company on the first business day following the date of the mailing. Any such address for the giving of notices hereunder may be changed by notice in writing given hereunder.

20. The provisions of this Agreement shall enure to the benefit of and be binding upon the heirs, executors, administrators and legal personal representatives of the Consultant and the successors and assigns of the Company. For this purpose, the terms “successors” and “assigns” shall include any person, firm or corporation or other entity which at any time, whether by merger, purchase or otherwise, shall acquire all or substantially all of the assets or business of the Company.

21. This Agreement embodies the entire understanding and agreement between the parties with respect to the subject matter hereunder and supersedes any prior understandings, negotiations, representations and agreements relating thereto. No other contract, agreement, representation or warranty between the parties hereto relating to the engagement exists.

22. The division of this Agreement into paragraphs is for the convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms “this Agreement”, “hereof’’, “hereunder” and similar expressions refer to this Agreement and not to any particular paragraph or other portion hereof and include any agreement or instrument supplemental or ancillary hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to paragraphs are to paragraphs of this Agreement.

23. Every provision of this Agreement is intended to be severable. If any term or provision hereof is determined to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of the provisions of this Agreement.

24. This Agreement is being delivered and is intended to be performed in the Province of Ontario and shall be construed and enforced in accordance with, and the rights of both parties shall be governed by, the laws of such Province and the laws of Canada applicable therein. For the purpose of all legal proceedings this Agreement shall be deemed to have been performed in the Province of Ontario and the courts of the Province of Ontario shall have jurisdiction to entertain any action arising under this Agreement. The Company and the Consultant each hereby attoms to the jurisdiction of the courts of the Province of Ontario provided that nothing herein contained shall prevent the Company from proceeding at its election against the Consultant in the courts of any other province or country.

25. No amendment to this Agreement shall be valid or binding unless set forth in writing and duly executed by both of the parties hereto. No waiver of any breach of any term or provision of this Agreement shall be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided in the written waiver, shall be l I. The Consultant shall provide consulting services to the Company (and/or such subsidiary or subsidiaries of the company as the Company may from time to time require) in the capacity of Chief Financial Officer or in such other consulting capacity or capacities as may from time to time be determined by resolution of the Board of Directors of the Company and shall perform such duties and exercise such powers as may from time to time be determined by resolution of the Board of Directors, as an independent contractor.

IN WITNESS WHEREOF, this Agreement has been executed as of the day, month and year first above written.

BRAZIL POTASH CORPORATION

/s/ David Argyle
Authorized Signing Officer

/s/ Ryan Ptolemy
RYAN PTOLEMY

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